Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Eduardo Fleites, Citrix Systems, Inc.

(954) 229-5758 or eduardo.fleites@citrix.com

Citrix Elects Ajei S. Gopal to Its Board of Directors

FORT LAUDERDALE, Fla. — September 20, 2017 — Citrix Systems, Inc. (Nasdaq: CTXS) today announced the election of Dr. Ajei S. Gopal, president and chief executive officer for ANSYS, Inc., to its board of directors, effective immediately.

Dr. Gopal is a 30+ year software and technology industry veteran having served in leadership roles at Symantec, Hewlett-Packard, CA Technologies, IBM, and, most recently, ANSYS, the global leader in engineering simulation. In addition, Dr. Gopal founded a startup in the early 2000s, and has served as an operating partner at Silver Lake Partners. He holds a PhD and MS degree in computer science from Cornell University.

“We are fortunate to have Ajei join the Citrix board,” said Bob Calderoni, executive chairman for Citrix. “He has a rare combination of deep technical expertise and business acumen in a wide range of business settings from start-up to Fortune 100 companies. He brings great knowledge and experience in business growth strategies, investment discipline, as well as product development and innovation.”

Dr. Gopal will join the compensation committee, and in his new board role, qualifies as an independent director.

About Ajei Gopal

Dr. Gopal, 55, assumed the position of chief executive officer at ANSYS in January 2017, after being appointed as president and chief operating officer in August 2016. He has served on the ANSYS board since 2011. Prior to his appointment as president at ANSYS, he served as operating partner at Silver Lake Partners. He has also served as interim president and chief operating officer at Symantec, guiding the company through the appointment of a permanent CEO. Previously, he has served as a senior vice president and general manager at Hewlett-Packard; as an executive vice president at CA Technologies; and as executive vice president and chief technology officer for Symantec. Before that, he spent 9 years at IBM, initially with IBM research and later in IBM’s software group. Dr. Gopal holds 23 U.S. patents.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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